SCHEDULE 14C INFORMATION

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SunAmerica Focused Series, Inc.
(Name of Registrant as Specified in its Charter)

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Harborside Financial Center 3200 Plaza 5 Jersey City, NJ 07311-4992 800.858.8850 www.sunamericafunds.com

November 27, 2007

Dear Shareholder:

The enclosed information statement details a recent subadviser change for the Focused Large-Cap Growth Portfolio (the “Portfolio”), a series of the SunAmerica Focused Series, Inc. On October 1, 2007, at an in-person meeting, the Board of Directors (the “Board”) approved the termination of the then current Subadvisory Agreement between AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) and Navellier & Associates, Inc. (“Navellier”) and approved a new Subadvisory Agreement between AIG SunAmerica and Janus Capital Management LLC (“Janus”) with respect to the Portfolio. Effective October 1, 2007, Janus joined BlackRock Investment Management, LLC and Marsico Capital Management, LLC in each managing approximately one-third of the Portfolio’s assets.

As a matter of regulatory compliance, we are sending you this information statement which describes the management structure of the Portfolio and information about Janus and the terms of the Subadvisory Agreement between AIG SunAmerica and Janus, among other things. AIG SunAmerica will continue to serve as the Portfolio’s investment adviser.

This document is for your information only and you are not required to take any action. If you have any questions regarding this change, please feel free to call us at (800) 858-8850, x6010. We thank you for your continued interest in AIG SunAmerica Mutual Funds.

Sincerely,

Peter A. Harbeck

President and CEO

AIG SunAmerica Asset Management Corp.

SUNAMERICA FOCUSED SERIES, INC.

Focused Large-Cap Growth Portfolio

Harborside Financial Center

3200 Plaza 5

Jersey City, New Jersey 07311

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT WITH

JANUS CAPITAL MANAGEMENT LLC

This information statement is being provided to the shareholders of the Focused Large-Cap Growth Portfolio (the “Portfolio”), a series of the SunAmerica Focused Series, Inc. (the “Fund”) in lieu of a proxy statement, pursuant to the terms of an exemptive order the Fund received from the Securities and Exchange Commission (“SEC”). The exemptive order permits the Fund’s investment adviser, AIG SunAmerica Asset Management Corp. (“AIG SunAmerica” or the “Adviser”), to hire new subadvisers and to make changes to existing subadvisory agreements with the approval of the Board of Directors (the “Board” or the “Directors”) and without obtaining shareholder approval. This information statement is being furnished on behalf of the Directors of the Fund.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

This information statement will be mailed on or about November 27, 2007 to shareholders of record of the Portfolio on October 1, 2007. Copies of the Fund’s most recent annual and semi-annual reports are available without charge and may be obtained by writing to AIG SunAmerica Mutual Funds c/o BFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, x6010.

Purpose of the Information Statement

This information statement is intended to inform you that on October 1, 2007 the Directors of the Fund, including a majority of Directors who are not “interested persons” of the Fund, AIG SunAmerica or of Janus Capital Management LLC (“Janus”) and Navellier & Associates, Inc. (“Navellier”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Disinterested Directors”), approved the termination of the Subadvisory Agreement between AIG SunAmerica and Navellier and approved a new Subadvisory Agreement between AIG SunAmerica and Janus with respect to the Portfolio (the “New Subadvisory Agreement”), which agreement became effective on October 1, 2007. This information statement also describes the terms of the New Subadvisory Agreement and provides information about Janus and the management structure of the Portfolio.

Background

The Fund initially entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with AIG SunAmerica, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311, on January 1, 1999, the continuation of which was last approved by the Board at an in-person meeting held on August 27, 2007. Pursuant to the Advisory Agreement, AIG SunAmerica, as investment adviser and administrator to the Fund, selects the subadvisers for the separate portfolios of the Fund, may manage certain portions of the portfolios, and provides various administrative services and supervises the Fund’s daily business affairs, subject to general oversight and review by the Board. The Advisory Agreement authorizes AIG SunAmerica to retain the subadvisers for the portfolios of the Fund or portions thereof for which it does not manage the assets. AIG SunAmerica selects the subadvisers it believes will provide the portfolios with the highest quality investment services, while obtaining, within each portfolio’s investment objective, a distinct investment style. AIG SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations.

The subadvisers of the Fund act pursuant to subadvisory agreements with AIG SunAmerica that have been approved by the Board, including a majority of the Disinterested Directors. The subadvisers’ duties include furnishing continuing advice and recommendations to the relevant portions of their respective portfolio(s) regarding securities to be purchased and sold. The subadvisers discharge their responsibilities subject to the policies of the Board and the oversight and supervision of AIG SunAmerica. AIG SunAmerica, not the Fund or its separate portfolios, is responsible for payment of the subadvisory fees to the subadvisers.

The New Subadvisory Agreement

Under the terms of an exemptive order that AIG SunAmerica received from the SEC, AIG SunAmerica is permitted, subject to certain conditions, to enter into agreements relating to the Portfolio with subadviser(s) that are not “affiliated persons,” as defined under the 1940 Act, of AIG SunAmerica (“Unaffiliated Advisers”), with approval by the Board, but without obtaining shareholder approval. The exemptive order also permits AIG SunAmerica to employ new Unaffiliated Advisers or to amend an existing subadvisory agreement with Unaffiliated Advisers or continue the employment of existing Unaffiliated Advisers after events that would otherwise cause an automatic termination of a subadvisory agreement.

Pursuant to the Subadvisory Agreement between AIG SunAmerica and Navellier, dated December 7, 2005 (“Previous Subadvisory Agreement”), which was last approved by the Board at an in-person meeting held on August 27, 2007, Navellier served as subadviser to approximately one-third of the Portfolio’s assets. At a meeting held on October 1, 2007, the Board, including a majority of the Disinterested Directors, approved the termination of the Previous Subadvisory Agreement and approved the New Subadvisory Agreement which became effective on October 1, 2007. AIG SunAmerica recommended the Board approve Janus as a new subadviser in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy. This evaluation involves extensive research, including both qualitative and quantitative analysis of numerous candidate firms, their organizational structures, investment process and style, and performance records over varying periods of time.

The New Subadvisory Agreement between Janus and AIG SunAmerica, with respect to the Portfolio, is substantially identical to the Previous Subadvisory Agreement other than the name of the subadviser, and the date and the term of the agreement and certain nonmaterial changes designed to allow AIG SunAmerica and the various subadvisers to the AIG SunAmerica advised funds to rely on exemptive rules under the 1940 Act relating to transactions with subadvisory affiliates. The subadvisory fee rate payable under the New Subadvisory Agreement is higher than the subadvisory fee rate payable under the Previous Subadvisory Agreement. As a result, AIG SunAmerica will retain less of the management fee. The New Subadvisory Agreement will not result in an increase in fees to shareholders as AIG SunAmerica, and not the Portfolio, is responsible for paying all fees payable pursuant to the New Subadvisory Agreement. A form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

Under the Advisory Agreement, AIG SunAmerica receives from the Fund an annual fee, accrued daily and payable monthly, at a rate equal to 0.85% of the average daily net assets of the Portfolio. For the fiscal year ended October 31, 2007, the fee paid to AIG SunAmerica under the Advisory Agreement was $9,082,703. For the fiscal year ended October 31, 2007, AIG SunAmerica paid the subadvisers to the Portfolio an aggregate fee equal to the annual rate of 0.37% of the Portfolio’s average daily net assets, or $3,976,572. Based on these payments to the Portfolio’s subadvisers, AIG SunAmerica retained, pursuant to the Advisory Agreement, a management fee rate equal to 0.48% of the Portfolio’s average daily net assets, or $5,106,131.

Information about Janus

Janus Capital Management LLC is located at 151 Detroit Street, Denver, Colorado, and is a Delaware limited liability company. Janus serves as investment adviser or subadviser to mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 2007, Janus Capital Group, Inc., the parent of Janus, had assets under management of approximately $190.6 billion.

The names and positions of the directors and the principal executive officers of Janus are as follows:

Name	Position
Gary D. Black	Director[1] and Chief Executive Officer

Steven L. Scheid	Director[1]

Landon H. Rowland	Director[1]

Paul F. Balser	Director[1]

G. Andrew Cox	Director[1]

Lord Robert Skidelsky	Director[1]

Deborah R. Gatzek	Director[1]

Robert T. Parry	Director[1]

J. Richard Fredericks	Director[1]

Jock Patton	Director[1]

Robin Christine Beery	Chief Marketing Officer and Executive Vice President

Shannon E. Burkitt	Vice President of Human Resources

Jonathan Daniel Coleman	Executive Vice President and Co-Chief Investment Officer

Richard Gibson Smith	Executive Vice President and Co-Chief Investment Officer

Andrew J. Iseman	Chief Operating Officer and Senior Vice President

Kelley Abbott Howes	Senior Vice President and Secretary

Gregory Alan Frost	Senior Vice President and Chief Financial Officer

Dominic C. Martellaro	Executive Vice President

David Clark Decker	Vice President

Stephanie Queisert	Assistant Vice President

[1]	The Directors listed are with respect to Janus Capital Group, Inc., the parent company of Janus Capital Management LLC.

Janus provides investment advisory services to certain funds listed below which have investment strategies similar to that of the Portfolio. While investment objectives of the funds listed below may be similar to that of the Portfolio, the nature of services provided by Janus may be different. For example, Janus provides subadvisory services for a discrete portion of the Portfolio’s assets, while Janus provides either investment advisory or subadvisory services either to the entire portion or a discrete portion of each fund’s assets listed below. As a subadviser, Janus may perform a more limited set of services and assume fewer responsibilities for the Portfolio and for certain other funds listed below than it does for funds where it serves as adviser.

Comparable Fund	Advisory/Subadvisory Fee	Assets Managed by Janus as of 6/30/07
Met Investors Janus Forty Portfolio	.40% on the first $50 million	$989,816,555
	.375% on the next $100 million
	.35% on the next $ 600 million
	.325% over $750 million

Maxim Janus Large-Cap Growth Portfolio	.50% first $250 million	$378,316,139
	.45% next $500 million
	.40% next $750 million
	.35% over $1.5 billion

Northwestern Mutual Janus Capital Appreciation Portfolio	.55% first $100 million	$172,842,570
	.50 next $400 million
	.45% over $500 million

Seasons Series Trust Multi-Managed Growth Portfolio*	**	$64,734,166

Seasons Series Trust Multi-Managed Moderate Growth Portfolio*	**	$86,231,773

Seasons Series Trust Multi-Managed Income Portfolio*	**	$12,652,031

Seasons Series Trust Large-Cap Growth Portfolio*	**	$91,240,585

Seasons Series Trust Focus Growth Portfolio*	**	$43,524,490

Seasons Series Trust Multi-Managed Income/Equity Portfolio*	**	$42,805,632

Janus Aspen Forty Portfolio – Service Shares	.64%	$481,905,800

Janus Adviser Forty Fund – S Shares	.64%	$3,269,200

Janus Twenty Fund	.64%	$10,529,000

*	Denotes multi-manager fund. Assets reflect Janus-managed portion.
**	Pursuant to an exemptive order issued to the funds by the SEC, the funds are not required to disclose individual subadviser fees.

Factors Considered by the Board of Directors in Approving the New Subadvisory Agreement

The Board, including the Disinterested Directors, unanimously approved the New Subadvisory Agreement at an in-person meeting held on October 1, 2007. In accordance with Section 15(c) of the 1940 Act, the Board requested and the Adviser provided materials relating to the Board’s consideration of whether to approve the New Subadvisory Agreement. In addition, representatives for Janus, including Ronald Sachs, the portfolio manager who would be managing the Portfolio, made a presentation to the Board. In determining whether to approve the New Subadvisory Agreement, the Directors, including the Disinterested Directors, considered the following:

Nature, Extent and Quality of Services.    The Board, including the Disinterested Directors, considered the nature, extent and quality of services to be provided by Janus. The Board noted that Janus would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities will be purchased or sold by the portion of the Portfolio’s assets it is allocated to manage. The Board reviewed Janus’s history, structure, size, visibility and resources, which are needed to attract and retain highly qualified investment professionals. The Board reviewed the personnel that would be responsible for providing portfolio management services to the Portfolio and concluded, based on the materials provided and their prior experience with Janus as a subadviser to another series of the Fund, that: (i) Janus was able to retain high quality portfolio managers and other investment personnel; (ii) Janus exhibited a high level of diligence and attention to detail in carrying out its responsibilities as subadviser; and (iii) Janus was responsive to requests of the Board and of AIG SunAmerica. The Board considered that Janus has developed internal policies and procedures for monitoring compliance with the investment objective, policies and restrictions of the Portfolio as set forth in the Prospectus. The Board also considered Janus’s Code of Ethics, compliance and regulatory history, and noted that it had not been the target of any regulatory actions or investigations that could potentially affect its ability to provide subadvisory services to the Portfolio. The Board concluded that the nature and extent of services to be provided by Janus under the New Subadvisory Agreement were reasonable and appropriate in relation to the proposed subadvisory fees and that the quality of services reasonably expected would be high.

Investment Performance.    The Board, including the Disinterested Directors, received information regarding the investment performance of Janus. The Board was provided with information prepared by AIG SunAmerica, based on information provided by Morningstar, Inc. (“Morningstar”), a provider of investment company data. In considering Janus’s anticipated performance with respect to the Portfolio, the Board noted that another fund managed by Janus with a similar investment strategy has consistently outperformed its Morningstar category and its broad-based index over each of the last three years.

Consideration of the Subadvisory Fee and the Cost of the Services and Profits Realized by Janus from its Relationship with the Portfolio.    The Board, including the Disinterested Directors, received and reviewed information regarding the fees to be paid by AIG SunAmerica to Janus pursuant to the New Subadvisory

Agreement. The Board examined this information in order to determine the reasonableness of the fees in light of the nature and quality of services to be provided and any potential additional benefits to be received by Janus or its affiliates in connection with providing subadvisory services to the Portfolio. To assist in analyzing the reasonableness of the subadvisory fees, the Board received a report prepared independently by Lipper, Inc. (“Lipper”). The report showed comparative fee information of the Portfolio’s peer group as determined by Lipper (the “Peer Group”) that the Directors used as a guide to help assess the reasonableness of the subadvisory fee. The Board acknowledged that it was difficult to make precise comparisons with other funds in the Peer Group since the exact nature of services provided under the subadvisory agreements is often not apparent. The Directors noted that Peer Group information as a whole was useful in assessing whether Janus would be providing services at a cost that was competitive with other similar funds. The Directors also considered that the subadvisory fees are paid by AIG SunAmerica out of its management fee and not by the Portfolio, and that subadvisory fees may vary widely within a Peer Group for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered that the subadvisory fee of the New Subadvisory Agreement was higher than the subadvisory fee payable under the previous Subadvisory Agreement and as a result, AIG SunAmerica would retain less of the management fee. Accordingly, the Directors considered the amount of the management fee paid out by AIG SunAmerica for subadvisory services, and the amount which it retained.

Economies of Scale.    The Board did not review specific information regarding whether shareholders would benefit from economies of scale and whether there is a potential for future realization of economies with respect to the Portfolio because it regards that information as less relevant at the subadviser level. Rather, the Board noted that it considered information regarding economies of scale in the context of the renewal of the Fund’s Advisory Agreement with AIG SunAmerica.

Other Factors.    In consideration of the New Subadvisory Agreement, the Board also received information regarding Janus’s brokerage and soft dollar practices. The Board considered that Janus is responsible for decisions to buy and sell securities for the portion of the Portfolio’s assets they have been allocated to manage, selection of broker-dealers and negotiation of commission rates. The Board also considered the potential benefits Janus would derive from its soft dollar arrangements whereby brokers provide research and/or certain limited brokerage services to Janus and its clients in return for the allocation of fund brokerage by Janus.

Conclusions.    After a full and complete discussion, the Board approved the New Subadvisory Agreement for an initial term ending August 31, 2009. Based upon the evaluation of all these factors in their totality, the Directors, including the Disinterested Directors, were satisfied that the terms of the New Subadvisory Agreement were fair and reasonable, and in the best interests of the Portfolio and the Portfolio’s shareholders. In arriving at a decision to approve the New Subadvisory Agreement, the Directors did not identify any single factor or group of factors as all important or controlling, but considered all factors together. The

Disinterested Directors were also assisted by the advice of independent counsel in making this determination.

Ownership of Shares

As of October 31, 2007, there were 18,030,415,321 outstanding shares of the Fund. As of October 31, 2007, to the knowledge of the Fund, the following persons beneficially owned or were the owners of record of 5% or more of the outstanding shares of any class of securities of the Portfolio:

Name and Address of Shareholder	Class	Percentage Owned of Record
Focused Multi-Asset Strategy Fund 3200 Plaza 5 Jersey City, NJ 07311	A	25%

Citigroup Global Market Inc. House Acct attn Peter Booth 7th fl 333 W 34th St New York, NY 10001-2402	C	6%

Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Dr East 2nd Fl Jacksonville, FL 32246-6484	C	8%

The Directors and officers of the Fund and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2006.

Brokerage Commissions

The table below sets forth, for the Portfolio’s fiscal year ended October 31, 2007, the aggregate brokerage commissions paid, the commissions paid to affiliated broker/dealers and the amount paid to affiliated broker/dealers as a percentage of the Portfolio’s aggregate brokerage commissions. During the fiscal year ended October 31, 2007, there were two affiliated broker/dealers to which the Portfolio paid brokerage commissions, Bank of America Securities LLC, an affiliate of Marsico Capital Management, LLC, which serves as a subadviser to the Portfolio, and Merrill Lynch, Pierce, Fenner & Smith, Inc., an affiliate of BlackRock Investment Management, LLC, which also serves as a subadviser to the Portfolio.

Aggregate Brokerage Commissions	Amount Paid to Affiliated Broker-Dealers	Percentage of Commissions Paid to Affiliated Broker-Dealers
$1,436,215	$280,949	19.56%

AIG SunAmerica Capital Services, Inc. (the “Distributor”) serves as distributor of the shares of the Fund. Both AIG SunAmerica and the Distributor are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will occur. If a shareholder wishes to submit a proposal for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

By Order of the Directors,

Vincent Marra
President
SunAmerica Focused Series, Inc.

Dated: November 27, 2007

AMENDMENT TO SUBADVISORY AGREEMENT

This AMENDMENT TO SUBADVISORY AGREEMENT is dated as of October 1, 2007, by and among AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware Corporation (the “Adviser”) and JANUS CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated April 3, 2002, as amended, pursuant to which the Subadviser furnishes investment advisory services to certain series of SunAmerica Focused Series, Inc. (the “Fund”) as listed on Schedule A of the Subadvisory Agreement;

WHEREAS, the parties desire to further amend the Subadvisory Agreement to reflect the addition of a new series, the Focused Large-Cap Growth Portfolio, to Schedule A and to reflect the term of the Agreement with respect to such series; and

WHEREAS, the Board of Directors of the Fund, has approved this Amendment to Subadvisory Agreement and it is not required to be approved by the shareholders of the Focused Large-Cap Growth Portfolio.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.	Schedule A of the Subadvisory Agreement shall be replaced with the Schedule attached hereto.

2.	This Amendment to Subadvisory Agreement is effective as of October 1, 2007.

3.	The Subadvisory Agreement shall continue in full force and effect with respect to the Focused Growth Portfolio and Focused StarALPHA Portfolio until August 31, 2008, and with respect to the Focused Large-Cap Growth Portfolio until August 31, 2009 in accordance with the terms set forth in paragraph 11 of the Subadvisory Agreement.

4.	The Subadvisory Agreement, as expressly amended hereto, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.

By:

Name:	Peter A. Harbeck
Title:	President & CEO

JANUS CAPITAL MANAGEMENT, LLC

By:

Name:
Title:

SCHEDULE A

Portfolio	Fee Rate (as a percentage of daily net assets the Subadviser manages for the Portfolio)
Focused Growth Portfolio

Focused StarALPHA Portfolio

Focused Large-Cap Growth Portfolio

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of April 3, 2002, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability corporation (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and Style Select Series, Inc., a Maryland corporation (the “Corporation”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the “Portfolio”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.(a)      Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, and shall furnish the Adviser with such monthly, quarterly, and annual reports concerning transactions and performance of each Portfolio in the form as reasonably requested by the Adviser. The Subadviser shall also provide the Adviser with such other information and reports as may reasonably be requested by the Adviser from time to time, other than proprietary information, and provided the Subadviser shall not be responsible for portfolio accounting, nor shall it be required to generate information derived from portfolio accounting data. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the

Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation’s current prospectus and statement of additional information, and (b) applicable laws and regulations.

The Subadviser agrees to manage the portion of the assets allocated to it of each of the Portfolio set forth in Schedule A (1) in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing, the Subadviser agrees to manage each Portfolio (1) so that it qualifies to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Code, and (2) in compliance with (a) the provisions of the Act and rules adopted thereunder; (b) applicable federal and state securities, commodities and banking laws; and (c) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. For purposes of compliance with this paragraph, the Subadviser shall be entitled to treat the portion of the assets of each Portfolio that it manages as though such portion constituted the entire Portfolio, and the Subadviser shall not be responsible in any way for the compliance of other portions of the Portfolio or for compliance of the Portfolio as a whole with this paragraph.

(b) The Subadviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Portfolio. The Subadviser shall not be responsible for the preparation or filing of any reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing. The Subadviser shall vote proxies received in connection with securities held by the Portfolio.

(c) The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(d) The Adviser shall timely furnish Subadviser with such information as may be reasonably necessary for or requested by Subadviser to perform its responsibilities under this Agreement. The Subadviser shall establish and maintain brokerage accounts or other accounts necessary for the purchase or sale of various forms of securities and the Adviser shall take such actions as Subadviser deems advisable or necessary to enable Subadviser to establish such account on behalf of the Corporation.

2.            Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to portfolio transactions as they may reasonably request.

3.(a)      Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

(b) Expenses. Adviser, the Corporation and the Portfolio shall assume and pay their respective organizational, operational, and business expenses not specifically assumed or agreed to be paid by Subadviser pursuant to this Agreement. Subadviser shall pay its own organizational, operational, and business expenses but shall not be obligated to pay any expenses of Adviser, the Corporation, or the Portfolio, including without limitation, (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses.

4.            Other Services. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser’s cost.

5.            Reports. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

6.            Status of the Subadviser. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation. The Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. In the event of such activities, the transactions and associated costs will be allocated among such clients (including the Portfolio) in a manner that the Subadviser believes to be equitable to the accounts involved and consistent with such accounts’ objectives, policies and limitations.

7.            Certain Records. While the Subadviser is not being engaged to serve as the Corporation’s official record keeper, the Subadviser nevertheless hereby undertakes and agrees to maintain, in the form and for the period required by Section 204 of the Advisers Act and Rule 204-2 thereunder, all records relating to the investments of the Portfolio that are required to be maintained by the Subadviser pursuant to the requirements of Rule 204-2 under the Advisers Act. The Subadviser will also, in connection with the purchase and sale of securities for each Portfolio, arrange for the transmission to the custodian for the Corporation on a daily basis, such confirmation, trade tickets, and other documents and information, that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolio.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it with respect to the Portfolio as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation’s auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

8.            Confidentiality and Proprietary Rights. The Adviser will not, directly or indirectly, and will not permit its affiliates, employees, officers, directors, agents, contractors, or the Corporation to, in any form or by any means, use, disclose, or furnish, to any person or entity, records or information concerning the business of the Subadviser, except as necessary for the performance of its duties under this Agreement or the Advisory Agreement, or as required by law upon prior written notice to the Subadviser. The Subadviser is the sole owner of the name and mark Janus. The Adviser shall not, and shall not permit the Corporation to, without prior written consent of the Subadviser, use the name or mark Janus or make representations regarding the Subadviser or its affiliates. Upon termination of this Agreement for any reasons, the Adviser shall immediately cease, and the Adviser shall cause the Corporation to immediately cease, all use of the Janus name or any Janus mark.

9.            Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) neither the Subadviser nor its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Subadviser shall be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the Indemnified Parties) from any liability arising from (1) the Subadviser’s conduct under this Agreement, or (2) any untrue statement of a material fact in the Corporation’s registration statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished by the Adviser.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or material breach of this Agreement by the Subadviser resulting from Subadviser’s disabling conduct , or (ii) any untrue statement of a material fact in the Corporation’s registration statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished by the Subadviser; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The Subadviser shall not be liable for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by the Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser. The Adviser agrees that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section I of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to the Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio’s assets not allocated to the Subadviser.

10.         Permissible Interests. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

11.         Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other Portfolio of the Corporation. With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Corporation. Notwithstanding the foregoing, the Subadviser may terminate the Agreement upon 60 days’ written notice in the event of a breach of the Agreement by the Adviser. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated. The obligations contained in Section 9 shall survive termination of this Agreement.

12.         Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.         Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

14.         Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

15.         Separate Series. Pursuant to the provisions of the Articles of Incorporation, each Portfolio is a separate Portfolio of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

16.         Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:		Janus Capital Management LLC
100 Fillmore Street
Denver, CO 80206-4923

Adviser:		SunAmerica Asset Management Corp.
The SunAmerica Center
733 Third Avenue, Third Floor
New York, NY 10017-3204
	Attention:	Robert M. Zakem
Senior Vice President and
General Counsel

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By:

Name:	Peter A. Harbeck
Title:	President & CEO

JANUS CAPITAL MANAGEMENT LLC

By:

Name:
Title:

SCHEDULE A

Portfolio	Fee Rate as a % of average daily net Asset value)

Large-Cap Growth Portfolio

Focused Multi-Cap Growth Portfolio

Revised April 16, 2002

SUNAMERICA ASSET MANAGEMENT CORP.

By:

Name:	Peter A. Harbeck
Title:	President & CEO

JANUS CAPITAL MANAGEMENT LLC

By:

Name:
Title:

INFOR-11/07